UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

September 18, 2009

SONGZAI INTERNATIONAL HOLDING GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-28806	43-1932733

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17890 Castleton Street, Suite 112
City of Industry, California 91748

 (Address of principal executive offices, including zip code)

(626) 581-8878
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)           On management’s recommendation and in consultation with Goldman Parks Kurland Mohidin, LLP (“GPKM”), our independent registered public accounting firm, we concluded on September 18, 2009 that the financial statements for the fiscal year ended December 31, 2008, as presented in our Annual Report on Form 10-K, and for each of the periods ended June 30, 2008, September 30, 2008, March 31, 2009 and June 30, 2009, as presented in our Quarterly Reports on Form 10-Q, should no longer be relied upon due to the accounting issues set forth below.

The accounting issues relate to (i) the amortization of mining rights based on salable reserves determined under Industry Guide 7, (ii) the amortization of asset retirement obligation based on salable reserves determined under Industry Guide 7 and (iii) the accounting for the reverse acquisition in April 2008 of Heilongjiang Xing An Group Hong Yuan Coal Mining Co., Ltd. and Heilongjiang Xing An Group Sheng Yu Ming Co., Ltd.

Accordingly, the Company will restate its financial statements for the fiscal year ended December 31, 2008 and for each of the periods ended June 30, 2008, September 30, 2008, March 31, 2009 and June 30, 2009 by disclosing the effect of these accounting issues in an amended Form 10-K for the fiscal year ended December 31, 2008 and in an amended Form 10-Q for each of the three months ended June 30, 2008 and September 30, 2008, March 31, 2009 and June 30, 2009, respectively.

Our Audit Committee and executive officers have discussed the above matters with GPKM.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Songzai International Holding Group, Inc.

Date: September 23, 2009	/s/ Hongwen Li
Hongwen Li
Chief Executive Officer